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                                                                    Exhibit 99.5

                       PRINCETON FINANCIAL SYSTEMS, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                      ------------------------------------


     This is a Non-Qualified Stock Option Agreement dated___ ("Agreement") between Princeton Financial Systems, Inc., a Delaware corporation (the "Company"), and the undersigned individual ("Optionee").

     1.   Definitions.  As used herein, the following terms shall have the
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following respective meanings:

          1.1  "Optionee":
                --------

          1.2  "Grant Date":
                ----------

          1.3  "Shares":
                ------

          1.4  "Option Price":
                ------------

          1.5  "Expiration Date" means the earliest of the following:
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          (a) If Optionee shall cease to be employed by the Employer, or if
     Optionee is an Eligible Director or Eligible Consultant who ceases to be such a director or consultant, for any reason other than death, retirement or disability (as determined under the Plan), the date three months after the termination of such employment; or

          (b) If Optionee shall cease to be employed by the Employer, or if Optionee is an Eligible Director or Eligible Consultant who ceases to be such a director or consultant, because of retirement (as determined under the Plan), the date three months after the date Optionee terminates such employment because of retirement; or

          (c) If Optionee shall cease to be employed by the Employer, or if Optionee is an Eligible Director or Eligible Consultant who ceases to be such a director or consultant, because of disability (as determined under the Plan), the date six months after the date Optionee terminates such employment because of disability; or

          (d) If Optionee dies, the date six months after death; or

          (e) The day before the tenth anniversary of the Grant Date.

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          1.6  "Board" means the board of directors of the Company.
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          1.7  "Code" means the Internal Revenue Code of 1986, as amended.
                ----

          1.8  "Committee" means those members of the Board who have been
                ---------
designated pursuant to the Plan to act in that capacity.

          1.9  "Date of Exercise" means the date on which the notice required by
                ----------------
Section 5 hereof is hand delivered, placed in the United States mail postage prepaid, or delivered to a telegraph or telex facility.

          1.10 "Eligible Consultant" means a consultant providing services to,
                -------------------
and who is not an employee of, the Company or any of its Subsidiaries.

          1.11 "Eligible Director" means each director of the Company who is not
                -----------------
an employee of the Company or any of its Subsidiaries.

          1.12 "Employer" means the Company or the Subsidiary for which Optionee
                --------
is performing services on the Date of Exercise, or for which he was performing services at the time of his death, disability or retirement.

          1.13 "Fair Market Value" means the fair market value of a Share, as
                -----------------
determined pursuant to the Plan.

          1.14 "Option" means the option hereby granted.
                ------

          1.15 "Plan" means the Princeton Financial Systems, Inc. 1996 Stock
                ----
Option Plan attached hereto as Exhibit A and incorporated herein by reference.

          1.16 "Subsidiary" means any corporation that, at the time in question,
                ----------
is a subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

     2.   Grant of Option.  Subject to the terms and conditions set forth herein
          ---------------
and in the Plan, the Company hereby grants to Optionee the Option to purchase any or all of the Shares. The Option hereby granted is a non-qualified stock option.

     3.   Time of Exercise.  The Option may be exercised after such time or
          ----------------
times as set forth below, and shall remain exercisable until the Expiration Date, when the right to exercise shall terminate absolutely; provided that in no
                                                             --------
event shall Shares subject to the Option first become exercisable following the effective date of Optionee's termination of employment.

     ________%  of the total number of Shares subject to the Option may be exercised following the first anniversary of the Grant Date.

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     ________%   of the total number of Shares subject to the Option may be exercised following the second anniversary of the Grant Date.

     ________%   of the total number of Shares subject to the Option may be exercised following the third anniversary of the Grant Date.

     ________%   of the total number of Shares subject to the Option may be exercised following the fourth anniversary of the Grant Date;

     4.   Payment for Shares.  Full payment for Shares purchased upon the
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exercise of the Option shall be made in cash or, with the consent of the
Committee, in whole or in part in Shares valued at Fair Market Value on the date of exercise, but only to the extent such Shares have been held of record, beneficially and without restriction by the Optionee for at least six months at the time of exercise.

     5.   Manner of Exercise.  The Option shall be exercised by giving written
          ------------------
notice of exercise to the Committee, in care of the Company's Secretary at the Company's main office in Princeton, New Jersey, accompanied by full payment for the Shares being purchased upon such exercise. Such notice shall be deemed to have been given when hand-delivered, telecopied or mailed, first class postage prepaid, and shall be irrevocable once given.

     6.   Nontransferability of Option.  The Option may not be transferred or
          ----------------------------
assigned by Optionee otherwise than by will or the laws of descent and distribution or be exercised other than by Optionee or, in the case of his death, by his personal representative, heir or legatee.

     7.   Securities Laws.  The Committee may from time to time impose any
          ---------------
conditions on the exercise of the Option as it deems necessary or advisable to ensure that all rights granted under the Plan satisfy the requirements of the Securities and Exchange Commission Rule 16b-3 or any successor rule. Such conditions may include, without limitation, the partial or complete suspension of the right to exercise the Option

     8.   Issuance of Certificates.  As promptly as is feasible after the
          ------------------------
exercise of the Option, and subject to the provisions of Section 7 hereof, a certificate for the Shares issuable on the exercise of the Option shall be delivered to Optionee or to his personal representative, heir or legatee; provided that no certificates for Shares will be so delivered until (a)
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appropriate arrangements have been made with Employer for the withholding of any taxes which may be due with respect to such Shares and (b) the Option Price has been paid in full. The Company may condition delivery of certificates for Shares upon the prior receipt from Optionee of any undertakings which it may determine are required to assure that the certificates are being issued in compliance with federal and state securities laws.

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     9.   RIGHT OF FIRST REFUSAL.
          ----------------------

          9.1  Notice by Optionee.  If at any time after the issuance of the
               ------------------
Shares upon exercise of the Option, Optionee desires to transfer any or all of the Shares then owned by him ("Transfer"), then at least sixty days prior to any Transfer other than a Permitted Transfer (as hereinafter defined), such Optionee will give notice (the "Notice") to the Company and the stockholders of the Company listed on Schedule I attached hereto (collectively, the "Stockholders") of his intention to effect the Transfer. The Notice will set forth (a) the number and class of shares to be sold by Optionee (the "Sale Shares"), (b) the date or proposed date of the Transfer and the name and address of the transferee, (c) the principal terms of the Transfer, including the cash or other property or consideration to be received upon such Trust, (d) the percentage which the number of Sale Shares constitutes with respect to the aggregate number of shares and shares under option then held by the transferring Optionee. For purposes of this Section, the term "Permitted Transfer" shall mean a Transfer to Optionee's spouse, parents, brothers, sisters, children (natural or adopted), stepchildren or grandchildren or a trust for any of their benefit (each, a "Permitted Transferee"); provided, that, prior to such Transfer, such Permitted
                         --------
Transferee shall agree in writing to be bound by the terms and conditions of this Section and Optionee shall retain the power to vote any such Shares transferred.

          9.2  The Stockholders' Option.  The Stockholders shall have the right,
               ------------------------
but not the obligation, to purchase the Sale Shares on the same terms as specified in the Notice. Within 20 days after the giving of the Notice, the Stockholder shall given written notice to the transferring Optionee and the Company stating whether or not he elects to exercise his option, the number of Sale Shares, if any, he elects to purchase and a proposed closing date not less than 60 or more than 90 days after the date of the Notice. Failure by a Stockholder to give such notice within the 20-day time period shall be deemed an election not to exercise the option. If more than one Stockholder elects to exercise the option in excess of the aggregate number of Sale Shares, the number of Sale Shares to be purchased shall be allocated pro rata based on their equity ownership on a fully diluted basis.

          9.3  The Company's Option.  If the Stockholders fail to exercise the
               --------------------
option as to all the Sale Shares, the Company shall have the option, but not the obligation, to purchase the remaining Sale Shares on the same terms as specified in the Notice. After the expiration of the 20-day period in Section 9.2, but within 30 days after the giving of the Notice, the Company shall give written notice to the transferring Optionee and the Stockholders stating whether it elects to exercise the option, the number of Sale Shares it elects to purchase and (unless a closing date has been set by the Stockholders) a date and time for consummation of the purchase not less than 60 or more than 90 days after the giving of the Notice. Failure by the Company to give such notice within such time period shall be deemed an election not to exercise the option. The transferring Optionee shall not be entitled to vote, either as a Stockholder or director, in connection with the decision of the Company whether to exercise its option to purchase his Sale Shares, provided that if his vote is required for
                                    --------
valid

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corporate action he shall vote in accordance with the decision of the majority of the other directors or stockholders.

          9.4  Transfers.  If the Stockholders and the Company shall not have
               ---------
exercised their purchase rights in the manner and within the time periods provided in this Section 9 with respect to all of the Sale Shares, the transferring Optionee may, within thirty (30) days after the expiration of the last of the time periods specified in this Section 9, sell the Sale Shares solely in accordance with the terms as specified in the Notice; provided,
                                                                --------
however, that the Sale Shares shall continue to be subject to the terms and
-------
conditions of this Section 9 and such transferee shall agree in writing to be bound by the terms and conditions of this Section 9. If the sale of Sale Shares is not completed within such thirty days, the Sale Shares shall again be subject to all of the restrictions of this Section 9.

          9.5  Transfers Void.  Any attempted transfer in violation of the terms
               --------------
of this Section 9 shall be ineffective to vest in any transferee any interest held by Optionee in the Shares. Without limiting the foregoing, any purported Transfer in violation hereof shall be ineffective as against the Company, and the Company shall have a continuing right and option (but not an obligation), until the restrictions contained in this Section 9 terminate, to purchase the Sale Shares purported to be transferred by Optionee for a price and on terms the same as those at which the purported Transfer was effected.

          9.6  Termination of Restrictions.  The restrictions in this Section 9
               ---------------------------
shall terminate upon a Qualified Public Offering (as hereinafter defined). For purposes of this Section, a "Qualified Public Offering" means a firm commitment underwritten registered public offering of the common stock of the Company registered under the Securities Act of 1933, as amended, that results in an aggregate offering price of at least $10,000,000 at a price per share greater than or equal to $7.50 (as such price may have been adjusted from time to time).

     10.  "Stand-Off" Agreement. Optionee, if requested by the Company and an
          ---------------------
underwriter of common stock or other securities of the Company in connection with a public offering, shall agree not to sell or otherwise transfer or dispose of any Shares or other securities of the Company held by Optionee for a specified period of time (not to exceed 180 days) following the effective date of a Registration Statement; provided, that such agreement shall only apply to
                             --------
the first such Registration Statement covering common stock of the Company to be sold on its behalf to the public in a public offering. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Shares or other securities subject to the foregoing restriction until the end of the stand-off period.

     11.  Rights Prior to Exercise.  Neither Optionee nor his personal
          ------------------------
representative, heir or legatee shall have any of the rights of a shareholder with respect to any Shares until the date of the issuance to him or her of a certificate for such Shares as provided in Section 8 hereof.

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     12.  Taxes.  Optionee shall be responsible to make appropriate provision
          -----
for all taxes required to be withheld in connection with any Option, the exercise thereof and the transfer of the Shares. Such responsibility shall extend to all applicable federal, state, local or foreign withholding taxes.

     13.  Status of Option; Interpretation.  The Option hereby granted is a non-
          --------------------------------
qualified stock option. The Committee shall have sole power to resolve any dispute or disagreement arising out of this Agreement. The interpretation and construction of any provision of this Option or the Plan made by the Committee shall be final and conclusive.

     14.  Option Not to Affect Employment.  The Option granted hereunder shall
          -------------------------------
not confer any Optionee any right to continue in the employment of the Company or any Subsidiary or upon any Eligible Director or Eligible Consultant any right with respect to continuance of Board service or the consulting arrangement (as the case may be).

     15.  Miscellaneous.
          -------------

          15.1 The address for Optionee to which notice, demands and other communications to be given or delivered under or by reason of the provisions hereof shall be the address set forth below under Optionee's signature.

          15.2 This Agreement may be exercised in one or more counterparts all of which taken together will constitute one and the same instrument.

          15.3 The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of New Jersey, without giving effect to principles of conflicts of law.

     16.  Entire Agreement.  The Plan and this Agreement are intended by the
          ----------------
parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

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     IN WITNESS WHEREOF, the parties have executed this Agreement in two counterparts as of the day and year first above written.

                              PRINCETON FINANCIAL SYSTEMS, INC.


                              By:______________________________
WITNESS:

________________________      _________________________________
                              Optionee

                              Address:

                              _________________________________

                              _________________________________

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